Conmed Healthcare Management, Inc. Reports

Record Revenues for Second Quarter 2012

Second Quarter Revenue Increased 18.0% to a Record $19.7 Million

Hanover, Md. – August 14, 2012 (Business Wire) — Conmed Healthcare Management, Inc. (NYSE Amex: CONM) today announced financial results for its second quarter ended June 30, 2012.

Second Quarter Financial Highlights

•	Net revenue increased 18.0% to $19.7 million, as compared to $16.7 million in the second quarter of 2011.

•	Gross profit increased 18.7% to $3.6 million, as compared to $3.0 million in the second quarter of 2011.

•	Operating expenses as a percentage of revenue declined to 14.6% as compared to 18.0% in the second quarter of 2011.

•	Operating income was approximately $0.7 million in the second quarter of 2012, versus approximately $27,000 in the second quarter last year.

•	Net income for the quarter was $0.4 million, or $0.03 per basic and $0.02 per diluted share, compared to a net loss of $0.1 million or ($0.01) per basic and diluted share in the second quarter of 2011.

•	Cash and cash equivalents were $17.5 million at June 30, 2012.

Other Events:

•	Entered into four new medical service contracts since April 1, 2012:

o	Howard County, MD, a Conmed client since 2005, valued at over $16 million throughout its duration;

o	Henrico County, VA, a client since 2007, for the Henrico Sheriff’s Office Jail East and Jail West;

o	Josephine County, Oregon, a new client; and,

o	Newport News, VA, for its Juvenile Detention Center, a new client.

•	Entered into a definitive merger agreement to be acquired by Correct Care Solutions, LLC (“CCS”) for $3.95 per share representing an equity value of approximately $59 million.

“Conmed has again generated record net revenues for the quarter,” said Richard Turner, Chairman and Chief Executive Officer. “We maintained business as usual by executing our growth strategy, welcoming new clients and facilities to the Conmed family while retaining existing clients with new service contracts.

Second Quarter Financial Results

Net revenue for the three months ended June 30, 2012, increased 18.0% to $19.7 million as compared to $16.7 million in the second quarter of 2011. The revenue improvement resulted primarily from the addition of service contracts signed with new jurisdictions since April 1, 2011. Revenues also increased as a result of the expansion of services under existing contracts and price increases related to existing services, partially offset by revenue declines related to business decisions to exit specific less profitable markets.

Total healthcare expenses for the quarter ended June 30, 2012 were $16.1 million compared to $13.6 million in the 2011 second quarter. The increase primarily reflects salaries and benefits for the additional new healthcare employees required to service the new contracts as well as increased medical expenses primarily related to new contracts.

Gross profit increased to $3.6 million from $3.0 million in the prior year quarter, while gross margin improved to 18.2% from 18.1% in the second quarter of 2011.

Selling and administrative expenses for the quarter were $2.7 million or 13.9% of revenue, compared to $2.8 million or 17.0% of revenue for the prior year quarter. The decrease primarily reflects lower business taxes, partially offset by increased investment in additional management and administrative personnel.

Depreciation and amortization was $139,000 in the second quarter of 2012 compared to $160,000 for the same period of 2011. The decrease reflects lower amortization expense, since a number of the individual service contracts previously acquired have become fully amortized. Our depreciation and amortization schedule on these contracts is more fully described in our Form 10-K for the year ended December 31, 2011.

As a result, total operating expenses were $2.9 million in the second quarter of 2012 compared to $3.0 million in the second quarter of 2011. Operating expenses as a percentage of revenue decreased to 14.6% from 18.0% in the year-ago period.

Conmed reported record operating income of approximately $717,000 in the second quarter of 2012, compared to operating income of approximately $27,000 in the second quarter last year.

Net income for the quarter was $360,000, or $0.03 per basic and $0.02 per diluted share, compared to a net loss of $139,000 or ($0.01) per basic and diluted share in the second quarter of 2011, representing an $499,000 increase in net income.

For the second quarter of 2012, adjusted EBITDA*, a non-GAAP measure, increased to $1.1 million as compared to approximately $0.3 million in the second quarter last year.

Cash and Equivalents

The Company generated approximately $2.4 million in operating cash flow in the six month period ended June 30, 2012. Cash and cash equivalents were $17.5 million at June 30, 2012, compared to $16.4 million at December 31, 2011. Stockholders’ equity increased to $22.6 million at June 30, 2012, compared to $19.3 million at December 31, 2011. Days Sales Outstanding (DSO) as of June 30, 2012, was approximately 16.3 days. The Company remains debt-free.

During the second quarter of 2011, we recognized a realized loss of $41,400 primarily related to warrants subject to derivative accounting treatment that were exercised and transferred to equity treatment. There was no comparable loss in the second quarter of 2012. In addition, during the three months ended June 30, 2012 and 2011, we recorded an unrealized loss of $2,600 and $184,000, respectively, primarily the result of fewer warrants subject to fair value accounting during the second quarter of 2012 due to the exercise of all but 80,000 of the outstanding warrants coupled with the smaller increase in our stock price, which rose $0.06 during the second quarter of 2012, compared to a $0.38 stock price increase in the prior year quarter**.

*Use of Non-GAAP Measures

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures. Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and gains or losses on fair value of derivative financial instruments. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

2

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:

Effective January 1, 2009, we adopted derivative accounting for warrants that are indexed to an entity’s own stock. We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in ten states: Arizona, Kansas, Kentucky, Maryland, New Jersey, Oregon, Tennessee, Texas, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; stock price volatility; uncertainties related to the acquisition of the Company by Correct Care Solutions, LLC, including the timing of the tender offer and merger, how many of the Company stockholders will tender their stock in the offer, the possibility that competing offers will be made, the possibility that various closing conditions for the tender offer or merger may not be satisfied or waived, the effects of disruption from the tender offer or merger making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, unexpected costs or expenses resulting from the tender offer or merger, litigation or adverse judgments relating to the tender offer or merger, other risks relating to the tender offer or merger and any changes in general economic and/or industry-specific conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

3

Contact

Conmed Healthcare Management, Inc.

Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

Tables follow

4

CONMED HEALTHCARE MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,452,061	$16,445,938
Accounts receivable	3,452,734	3,069,622
Prepaid expenses	685,699	1,215,841
Taxes receivable	173,307	—
Deferred taxes	260,000	240,000
Total current assets	22,023,801	20,971,401
PROPERTY AND EQUIPMENT, NET	989,222	732,152
DEFERRED TAXES	956,000	1,085,000
OTHER ASSETS
Service contracts acquired, net	87,000	129,500
Non-compete agreements, net	148,001	106,222
Goodwill	6,349,705	6,263,705
Deposits	118,792	56,275
Total other assets	6,703,498	6,555,702
	$30,672,521	$29,344,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,322,899	$1,291,951
Accrued expenses	6,137,041	4,628,827
Taxes payable	—	532,780
Deferred revenue	441,575	600,895
Notes payable	—	832,102
Total current liabilities	7,901,515	7,886,555
DERIVATIVE FINANCIAL INSTRUMENTS	133,253	2,162,536
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; zero shares issued and outstanding as of June 30, 2012 and December 31, 2011	—	—
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 13,959,315 and 13,132,481 shares as of June 30, 2012 and December 31, 2011, respectively	1,396	1,313
Additional paid-in capital	40,458,919	37,609,607
Accumulated deficit	(17,822,562)	(18,315,756)
Total shareholders' equity	22,637,753	19,295,164
	$30,672,521	$29,344,255

5

CONMED HEALTHCARE MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011

Service contract revenue	$38,594,436	$32,967,885	19,655,220	16,656,792

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	21,678,278	18,750,281	10,702,623	9,454,312
Medical expenses	8,645,862	6,891,916	4,711,239	3,472,272
Other operating expenses	1,512,048	1,319,716	660,936	712,785
Total healthcare expenses	31,836,188	26,961,913	16,074,798	13,639,369

Gross profit	6,758,248	6,005,972	3,580,422	3,017,423

Selling and administrative expenses	5,240,802	4,858,807	2,724,067	2,830,841
Depreciation and amortization	262,811	332,526	138,973	160,055
Total operating expenses	5,503,613	5,191,333	2,863,040	2,990,896

Operating income	1,254,635	814,639	717,382	26,527

OTHER INCOME (EXPENSE)
Interest income	48,003	52,244	23,498	23,714
Interest (expense)	(6,457)	—	(2,540)	—
(Loss) on fair value of derivatives	(307,987)	(355,467)	(2,663)	(225,723)
Total other income (expense)	(266,441)	(303,223)	18,295	(202,009)

Income (loss) before income taxes	988,194	511,416	735,677	(175,482)
Income tax expense (benefit)	495,000	257,000	376,000	(36,000)
Net income (loss)	$493,194	$254,416	359,677	(139,482)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.04	$0.02	0.03	(0.01)
Diluted	$0.03	$0.02	0.02	(0.01)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	13,776,231	12,890,680	13,930,194	12,941,704
Diluted	14,429,663	14,375,739	14,601,081	12,941,704

6

CONMED HEALTHCARE MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$493,194	$254,416
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	185,589	153,191
Amortization of service contracts and non-compete agreements	77,222	179,335
Amortization of long-term customer agreement	87,500	87,500
Restricted stock compensation	143,000	—
Stock-based compensation	285,581	211,332
Loss on fair value of derivatives	307,987	355,467
Gain on disposal of property	(24,042)	—
Deferred income taxes	109,000	70,000
Changes in working capital components
(Increase) in accounts receivable	(383,112)	(339,084)
Decrease in prepaid expenses	530,142	592,137
(Increase) decrease in deposits	(62,517)	201
Increase in accounts payable	30,948	736,345
Increase (decrease) in accrued expenses	1,508,214	(34,634)
(Decrease) in income taxes payable/receivable	(706,087)	(505,379)
(Decrease) in deferred revenue	(159,320)	(445,634)
Net cash provided by operating activities	2,423,299	1,315,193

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(418,617)	(221,323)
Business combination	(250,000)	—
Net cash (used in) investing activities	(668,617)	(221,323)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(832,102)	—
Proceeds from exercise of warrants and stock options	83,543	260,836
Net cash provided by (used in) financing activities	(748,559)	260,836

Net increase in cash and cash equivalents	1,006,123	1,354,706

CASH AND CASH EQUIVALENTS
Beginning	16,445,938	13,270,089
Ending	$17,452,061	$14,624,795

NON-CASH INVESTING AND FINANCING ACTIVITIES WERE AS FOLLOWS:
Reclassification of warrants from derivative financial instruments to additional paid-in capital upon exercise, at fair value.	$2,337,270	$185,905

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	6,457	—
Income taxes paid	$1,092,088	$692,379

7

CONMED HEALTHCARE MANAGEMENT, INC.
 RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011
Net income (loss)	$493,194	$254,416	$359,677	$(139,482)
Income tax expense (benefit)	495,000	257,000	376,000	(36,000)
Interest income	(48,003)	(52,244)	(23,498)	(23,714)
Interest expense	6,457	—	2,540	—
Depreciation and amortization	262,811	332,526	138,973	160,055
EBITDA	1,209,459	791,698	853,692	(39,141)
Restricted stock compensation	143,000	—	65,441	—
Stock-based compensation	285,581	211,332	144,769	106,503
Loss on fair value of warrants	307,987	355,467	2,663	225,723
(Gain) on sale of assets	(24,042)	—	—	—
Adjusted EBITDA	$1,921,985	$1,358,497	$1,066,565	$293,085

8